As filed with the Securities and Exchange Commission on March 15, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUNSHINE HEART, INC.

 (Exact name of registrant as specified in its charter)

Delaware	68-0533453
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

12988 Valley View Road

Eden Prairie, MN 55344

(952) 345-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Rosa

Chief Executive Officer

Sunshine Heart, Inc.

12988 Valley View Road

Eden Prairie, MN 55344

(952) 345-4200

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

With a copy to:

Phillip D. Torrence, Esq.

Honigman Miller Schwartz and Cohn LLP

350 East Michigan Avenue, Suite 300

Kalamazoo, MI 49007

(269) 337-7702

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per security (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value per share
Preferred stock, $0.0001 par value per share
Warrants to purchase common stock, preferred stock or debt securities
Debt securities
Total			$75,000,000	$10,230	(3)

(1)         There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate principal amount of debt securities, as shall have an aggregate initial offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with any of the other securities registered hereunder.  The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transaction.

(2)         The proposed maximum offering price per class of security will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder, and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)         Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price of all securities listed.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 15, 2013

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Warrants to Purchase Common Stock, Preferred Stock or Debt Securities

Debt Securities

SUNSHINE HEART, INC.

This prospectus covers the primary offering by us of any combination of common stock; preferred stock; warrants to purchase common stock, preferred stock or debt securities; and debt securities, each as described herein, in one or more offerings from time to time.  The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $75 million.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market (“Nasdaq”) under the symbol “SSH,” and on the Australian Securities Exchange (the “ASX”), under the symbol “SHC.”  On March 14, 2013, the closing price of our common stock on Nasdaq was $6.44.

The number of outstanding shares of our common stock, par value $0.0001 per share, as of March 14, 2013 was 9,509,867.

Investing in our securities involves risks. See “Risk Factors” on page 10 of this prospectus and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2013.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings from time to time up to a total dollar amount of $75 million. This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement, as appropriate. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information.”  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any prospectus supplement, any free writing prospectus or other written communication we may authorize to be delivered to you. We have not, and have not authorized anyone else, to provide you with different or additional information. This prospectus, any prospectus supplement, any free writing prospectus and any other written communication do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they specifically relate, nor does this prospectus, any prospectus supplement, any free writing prospectus or any other written communication constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus, the prospectus supplement or any related free writing prospectus, as applicable, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. You should not consider any information in this prospectus or in the documents incorporated by reference herein, any prospectus supplement, any free writing prospectus or other written communication to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

SUMMARY

Because this is only a summary, it does not contain all of the information that may be important to you. Before you invest, you should carefully read the more detailed information contained in this prospectus and the information incorporated in this prospectus by reference. Our business involves significant risks. You should carefully consider the information under the heading “Risk Factors” beginning on page 10.

As used in this prospectus, unless otherwise indicated, the terms “we,” “us,” “our Company,” “the Company” and “Sunshine Heart” refer to Sunshine Heart, Inc., a Delaware corporation.

All references in this prospectus to “$” are to U.S. Dollars and all references to “A$” are to Australian Dollars.

C-Pulse®, Sunshine®, Sunshine HeartTM, C-PatchTM and other trademarks or service marks of Sunshine Heart appearing in this prospectus are the property of Sunshine Heart. Trade names, trademarks and service marks of other companies appearing in this registration statement are the property of the respective owners.

We obtained industry and market data used throughout this prospectus through our research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources.

Our Company

Overview

We are an early-stage medical device company focused on developing, manufacturing and commercializing our C-Pulse Heart Assist System (the “C-Pulse System”) for treatment of Class III and ambulatory Class IV heart failure. The C-Pulse System utilizes the scientific principles of intra-aortic balloon counter-pulsation applied in an extra-aortic approach to assist the left ventricle by reducing the workload required to pump blood throughout the body, while increasing blood flow to the coronary arteries.

We are in the process of pursuing regulatory approvals necessary to sell our system in the United States. We completed enrollment of our North American feasibility clinical trial in the first half of 2011. In November 2011, we announced the preliminary results of the six-month follow-up period for the feasibility study and we submitted the clinical data to the United States Food and Drug Administration (the “FDA”). In March 2012, the FDA notified us that it completed its review of the C-Pulse System feasibility trial data, concluded we met the applicable agency requirements, and indicated that we can move forward with an investigational device exemption (“IDE”) application. In October 2012, we announced the results of the twelve-month follow-up period for the feasibility study.  In November 2012, the FDA provided us with unconditional approval to initiate a pivotal trial.  We currently anticipate that enrollment of our pivotal trial will begin during the first half of 2013.  We expect to complete enrollment of our pivotal trial by the end of 2015 and do not anticipate marketing our system in the United States before 2017.

We obtained CE Mark approval for the C-Pulse System in July 2012 and have taken initial steps to evaluate the market potential for our system in targeted countries that accept the CE Mark in anticipation of commencing commercial sales. In order to gain additional clinical data and support reimbursement in Europe, we also expect to initiate a post-market trial in Europe that will evaluate endpoints similar to those for our U.S. pivotal trial. We do not expect to receive reimbursement in Germany before 2014 and cannot be certain of when we will receive reimbursement in other targeted countries.

We incurred net losses of $14.1 million and $16.2 million in the years ended December 31, 2012 and 2011, respectively. Historically, we have generated our revenue solely from sales of the C-Pulse System to hospitals and clinics pursuant to research arrangements and with appropriate regulatory approvals for sales in conjunction with our feasibility clinical trial. We expect to continue to incur significant net losses as we continue to conduct clinical trials and pursue commercialization, and as we ramp up sales of our system.

Our Market Opportunity

Heart failure is one of the leading causes of death in the United States and other developed countries. The American Heart Association estimates that 5.7 million people in the United States age 20 and over are affected by heart failure, with an estimated 670,000 new cases diagnosed each year. Nearly 30% of heart failure patients are below the age of 60, and congestive heart failure is the highest U.S. chronic health care expense category.

Heart failure is a progressive disease caused by impairment of the heart’s ability to pump blood to the various organs of the body. Patients with heart failure commonly experience shortness of breath, fatigue, difficulty exercising and swelling of the legs. The heart becomes weak or stiff and enlarges over time, making it harder to pump the blood needed for the body to function properly. The severity of heart failure depends on how well a person’s heart is able to pump blood throughout the body. A common measure of heart failure severity is the New York Heart Association (“NYHA”) Class guideline. Patients are classified in Classes I through IV based on their symptoms and functional limitations. Classes I and II include mild heart failure patients, Class III includes moderate heart failure patients, and Class IV includes severe heart failure patients.

Our C-Pulse System targets Class III and ambulatory Class IV patients as defined by the NYHA. It is estimated that approximately 1.5 million heart failure patients in the United States fall into this classification range, and we believe approximately 3.7 million patients in Europe are similarly affected.

Treatment alternatives currently available for Class III heart failure patients in the United States consist primarily of pharmacological therapies and pacing devices that are designed to address heart rhythm issues. Although these treatments may provide symptomatic relief and prolong the life of patients, they do not often halt the progression of congestive heart failure. Circulatory assist devices, specifically left ventricular assist devices (“LVADs”) have been used to treat Class IV patients in the United States, and one product received FDA approval in the United States for Class IIIb patients although the device is not reimbursed by the Centers for Medicare and Medicaid Services for Class IIIb patients. These devices are designed to take over some or all of the pumping function of the heart by mechanically pumping blood into the aorta. Although such products are effective in increasing blood flow, by design these devices are in contact with the patient’s bloodstream, increasing the risk of adverse events, including thrombosis, bleeding and neurologic events.

Our Strategy

Our goal is to become a market leader in the treatment of heart failure patients through the commercialization of our C-Pulse System, and to continue the development of the system to make it safer and more convenient for patients and physicians. We believe that our technology will provide us with a competitive advantage in the market for treating specific segments of heart failure patients. To achieve our objectives, we intend to:

·                  conduct a pivotal trial in the United States;

·                  conduct a post-market trial in Europe to gain additional clinical data;

·                  prepare for commercial launch of the C-Pulse System in Europe; and

·                  continue to enhance the C-Pulse System.

Our System

The C-Pulse System utilizes the scientific principles of intra-aortic balloon counter-pulsation applied in an extra-aortic approach to assist the left ventricle by reducing the workload required to pump blood throughout the body, while increasing blood flow to the coronary arteries. Combined, these potential benefits may help sustain the patient’s current condition or, in some cases, reverse the heart failure process, thereby potentially preventing the need for later-stage heart failure devices, such as LVADs, artificial hearts or transplants. It may also provide relief from the symptoms of Class III and ambulatory Class IV heart failure and improve quality of life and cardiac function. Based on the patient results from our feasibility trial, we also believe that some patients treated with our C-Pulse System will be able to stop using the device due to sustained improvement in their conditions as a result of the therapy.

Once implanted, the C-Pulse cuff is positioned on the outside of the patient’s ascending aorta above the aortic valve. An electrocardiogram sensing lead is then attached to the heart to determine timing for cuff inflation and deflation in synchronization with the heartbeat. As the heart fills with blood, the C-Pulse cuff inflates to push blood from the aorta to the rest of the body and to the heart muscle via the coronary arteries. Just before the heart pumps, the C-Pulse cuff deflates to reduce the heart’s workload through pressure changes, allowing the heart to pump with less effort. The C-Pulse cuff and electrical leads are connected to a single line that is run through the abdominal wall to connect to a power driver outside the body. The system’s single unit driver and battery source are contained inside a carrying bag.

Surgeons in the feasibility phase of our clinical trial initially implanted the C-Pulse System in patients via a full sternotomy and then via a mini-thoracotomy. During the feasibility study this minimally invasive procedure was developed to allow the C-Pulse System to be implanted via a small pacemaker-like incision between the patient’s ribs and sternum, rather than through a full sternotomy, and the first implant using this less invasive procedure was completed in 2010. Patients implanted via our minimally invasive procedure typically require a hospital stay of four to seven days in connection with implantation of the C-Pulse System, after which they return home. This compares to an average hospital stay of 14 days for patients implanted with the C-Pulse System via a full sternotomy. Further, final clinical data from two LVAD studies indicate median hospital stays of 19 and 25 days for patients implanted via a full sternotomy. Therefore, we believe this less invasive approach can reduce procedural time, hospital stays, overall cost and patient risk as compared to treatment options that require a full sternotomy.

The C-Pulse System distinguishes itself from other mechanical heart failure therapies in two important respects, which we believe differentiate our system from other products addressing moderate to severe heart failure patients.  First, the C-Pulse System is placed outside a patient’s vascular system.  The C-Pulse cuff is placed outside a patient’s ascending aorta and assists the heart’s normal pumping function, rather than being inserted into the vascular system and replacing heart function in a manner similar to other devices such as LVADs. Because the C-Pulse System remains outside the vascular system, there is potentially less risk of complications such as blood clots, stroke and thrombosis in comparison to other mechanical devices that reside or function inside the vascular system. Because it rests outside the vasculature, it also does not require blood thinning agents that are necessary for patients with devices that are in contact with the bloodstream. As with any implanted device, patients using our system have a risk of infection from the implantation procedure, and any untreated sternal infection arising from the implantation procedure or otherwise could result in erosion of the aortic wall or an aortic rupture in connection with using our system. Because our system has been implanted in a limited number of patients to date, the potential competitive disadvantages and risks associated with the use of our system are not fully known at this time.

Second, the C-Pulse System can be safely turned on or off at any time.  Once implanted, the C-Pulse System does not need to be in constant operation, and patients can safely turn the device on or off at any time. This feature allows patients intervals of freedom to perform certain activities such as showering. Patients are not required to visit a medical facility when turning our device on or off or using the device. However, to maximize the benefit from the C-Pulse System, patients are advised to turn off the system only for short periods of time and for specified activities. If the C-Pulse System is not used as directed, patients might experience a return of their heart failure symptoms, a loss of any improvement in their condition resulting from use of our system or an overall worsening of their heart failure symptoms compared to when they began using our system.

Clinical Development

We completed enrollment and implantation of 20 patients in our North American feasibility trial in the first half of 2011. The feasibility phase of our clinical trial was primarily designed to assess safety and provide indications of performance of the C-Pulse System in moderate to severe heart failure patients who suffer from symptoms such as shortness of breath and reduced mobility. In November 2011, we announced the preliminary results of the six-month follow-up period for the feasibility study and we submitted the clinical data to the FDA. In July 2012, we completed the two-year follow-up for a patient implanted with our system during our feasibility trial.

We believe the results of the six-month and 12-month follow-up demonstrate the feasibility of the C-Pulse System implantation procedure and provide indications of safety and efficacy of the C-Pulse System in patients with moderate to severe heart failure necessary to proceed with a pivotal trial. In March 2012, the FDA notified us that it completed its review of the C-Pulse System feasibility trial data, that it concluded we met the applicable agency requirements, and that we can move forward with an IDE application. In November 2012, the FDA provided us with unconditional approval to initiate a pivotal trial.  We currently anticipate that enrollment of our pivotal trial will begin during the first half of 2013, and we expect to complete our pivotal trial enrollment by the end of 2015. In July 2012, we obtained CE Mark approval for the C-Pulse System and have taken steps to initiate a post-market trial in Europe that will evaluate endpoints similar to those for our U.S. pivotal trial.

Corporate Information

Sunshine Heart, Inc. was incorporated in Delaware on August 22, 2002. We began operating our business in November 1999 through Sunshine Heart Company Pty Ltd., which currently is a wholly owned Australian subsidiary of Sunshine Heart, Inc. Since September 2004, Chess Depositary Instruments (“CDIs”), representing beneficial ownership of our common stock have been have traded on the Australian Securities Exchange under the symbol “SHC.” Historically, each CDI represented one share of our common stock. In connection with the 1-for-200 reverse stock split we affected on January 27, 2012, we changed this ratio so that each CDI represents 1/200th of a share of our common stock.

On September 30, 2011, we filed a Form 10 registration statement with the SEC, which was declared effective on February 14, 2012. The Form 10 registered our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common stock began trading on Nasdaq on February 16, 2012.

On February 5, 2013, we received conditional approval from the ASX to delist from the official list of the ASX. The delisting is expected to occur at the close of trading on May 6, 2013.

Our principal executive offices are located at 12988 Valley View Road, Eden Prairie, Minnesota 55344, and our telephone number is (952) 345-4200. Our website address is www.sunshineheart.com. The information on, or that may be accessed through, our website is not incorporated by reference into and should not be considered a part of this prospectus or the registration statement of which it is a part.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to U.S. public companies. These provisions include:

·                  a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure; and

·                  an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company if we have more than $1 billion in annual revenue, have more than $700 million in market value of our shares of common stock held by non-affiliates, or issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. The JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to U.S. public companies. We have elected to take advantage of the benefits of this extended transition period, and as a result of this election, our financial statements may not be comparable to those of companies that comply with new or revised accounting standards for U.S. public companies.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, warrants and/or debt securities, either individually or in combination, with a total value of up to $75 million, from time to time at prices and on terms to be determined by market conditions at the time of the offering.  This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

·                  designation or classification;

·                  aggregate principal amount or aggregate offering price;

·                  maturity, if applicable;

·                  original issue discount, if any;

·                  rates and times of payment of interest, dividends or other payments, if any;

·                  redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

·                  conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

·                  ranking;

·                  restrictive covenants, if any;

·                  voting or other rights, if any; and

·                  certain federal income tax considerations.

A prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus shall offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may sell the securities directly or through underwriters, dealers or agents.  We and such underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

·                  the names of those underwriters or agents;

·                  applicable fees, discounts and commissions to be paid to them;

·                  details regarding over-allotment options, if any; and

·                  the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval, as further set forth herein under the heading “Description of Common Stock.”  Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in a certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement (and any related free writing prospectus) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplement (and any related free writing prospectus) related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock, preferred stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplement (and any related free writing prospectus) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties under the heading “Risk Factors” contained in our most recent annual report on Form 10-K, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or a part of your investment. Moreover, the risks described are not the only risks that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements might include one or more of the following:

·                  anticipated results of financing activities;

·                  anticipated agreements with marketing partners;

·                  anticipated clinical trial timelines or results;

·                  anticipated research and product development results;

·                  projected regulatory timelines;

·                  descriptions of plans or objectives of management for future operations, products or services;

·                  forecasts of future economic performance;

·                  anticipated ability to utilize the equity line of credit facility with Aspire Capital Fund, LLC, an Illinois limited liability company, pursuant to that certain Common Stock Purchase Agreement dated January 15, 2013; and

·                  descriptions or assumptions underlying or relating to any of the above items.

Please also see the discussion of risks and uncertainties under the heading “Risk Factors” beginning on page 10.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to Sunshine Heart or to any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RATIOS OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including the further development, manufacture and commercialization of our C-Pulse System and for other working capital expenditures.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws, both of which are exhibits to the registration statement of which this prospectus is a part and have been filed with the SEC and are available at the SEC’s website at www.sec.gov.

General Terms

We have authority to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. As of March 14, 2013, we had 9,509,867 shares of our common stock outstanding.  All outstanding shares of our common stock are fully paid and non-assessable.

The transfer agent and registrar for transfers of shares of our common stock is American Stock Transfer & Trust Company, LLC.

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.  Subject in all cases to the foregoing limitation, the holders of our common stock have the rights, preferences and privileges below.

Dividends

Holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available.

Voting

Holders of our common stock are entitled to one vote for each share on each matter properly submitted to our stockholders for their vote; provided however, that except as otherwise required by law, holders of our common stock will not be entitled to vote on any amendment to our certificate of incorporation (including any certificate of designation filed with respect to any series of preferred stock) that relates solely to the terms of a series of outstanding preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to our certificate of incorporation (including any certificate of designation filed with respect to any series of preferred stock).

Subject to the voting restrictions described above, holders of our common stock may adopt, amend or repeal our bylaws and/or alter certain provisions of our certificate of incorporation with the affirmative vote of the stockholders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, in addition to any vote of the holders of a class or series of our stock required by law or our certificate of incorporation. Those provisions of our certificate of incorporation that may be altered only by the super-majority vote described above relate to:

·                  the number of directors on our board of directors, the classification of our board of directors and the terms of the members of our board of directors;

·                  the limitations on removal of any of our directors described below under “—Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws”;

·                  the ability of our directors to fill any vacancy on our board of directors by the affirmative vote of a majority of the directors then in office under certain circumstances;

·                  the ability of our board of directors to adopt, amend or repeal our bylaws and the super-majority vote of our stockholders required to adopt, amend or repeal our bylaws described above;

·                  the limitation on action of our stockholders by written action described below under “—Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws”;

·                  the choice of forum provision described below under “—Choice of Forum”;

·                  the limitations on director liability and indemnification described below under the heading “Limitation on Liability of Directors and Officers and Indemnification”; and

·                  the super-majority voting requirement to amend our certificate of incorporation described above.

Conversion, Redemption and Preemptive Rights

Holders of our common stock do not have any conversion, redemption or preemptive rights pursuant to our organizational documents.

Liquidation, Dissolution and Winding-up

In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate of any liquidation preference pursuant to the terms of any certificate of designation filed with respect to any series of preferred stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Certificate of Incorporation and Bylaws

Certain provisions of our certificate of incorporation and bylaws may be considered as having an anti-takeover effect, such as those provisions:

·                  providing for our board of directors to be divided into three classes with staggered three-year terms, with only one class of directors being elected at each annual meeting of our stockholders and the other classes continuing for the remainder of their respective three-year terms;

·                  authorizing our board of directors to issue from time to time any series of preferred stock and fix the voting powers, designation, powers, preferences and rights of the shares of such series of preferred stock;

·                  prohibiting stockholders from acting by written consent in lieu of a meeting;

·                  requiring advance notice of stockholder intention to put forth director nominees or bring up other business at a stockholders’ meeting;

·                  prohibiting stockholders from calling a special meeting of stockholders;

·                  requiring a 66 2/3% super-majority stockholder approval in order for stockholders to alter, amend or repeal certain provisions of our certificate of incorporation;

·                  requiring a 66 2/3% super-majority stockholder approval in order for stockholders to adopt, amend or repeal our bylaws;

·                  providing that, subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, neither the board of directors nor any individual director may be removed without cause;

·                  creating the possibility that our board of directors could prevent a coercive takeover of our Company due to the significant amount of authorized, but unissued shares of our common stock and preferred stock;

·                  providing that, subject to the rights of the holders of any series of preferred stock, the number of directors shall be fixed from time to time exclusively by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

·                  providing that any vacancies on our board of directors under certain circumstances will be filled only by a majority of our board of directors then in office, even if less than a quorum, and not by the stockholders.

Delaware Law

We are also subject to Section 203 of the Delaware General Corporation Law, as amended (the “DGCL”), which generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

·                  prior to that date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

·                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

·                  on or subsequent to that date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66  2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

The above-summarized provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing otherwise, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf; (ii) action asserting a breach of fiduciary duty owed by any of our directors, officers or other employees or any of our stockholders; (iii) action asserting a claim pursuant to the DGCL; or (iv) action asserting a claim that is governed by the internal affairs doctrine.

Limitation on Liability of Directors and Indemnification

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

·                  breach of their duty of loyalty to us or our stockholders;

·                  act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

·                  unlawful payment of dividends or redemption of shares as provided in Section 174 of the DGCL; or

·                  transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by law or, if applicable, pursuant to indemnification agreements. They further provide that we may choose to indemnify our other employees or agents from time to time. Subject to certain exceptions and procedures, our bylaws also require us to advance to any person who was or is a party, or is threatened to be made a party, to any proceeding by reason of the person’s service as one of our directors or officers all expenses incurred by the person in connection with such proceeding.

Section 145(g) of the DGCL and our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit indemnification. We maintain a directors’ and officers’ liability insurance policy.

We entered into indemnification agreements with each of our directors and executive officers that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf and, subject to certain exceptions and procedures, that we will advance to them all expenses that they incur in connection with any proceeding to which they are, or are threatened to be, a party.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “SSH.” Our shares of common stock in the form of Chess Depositary Instruments are listed on the Australian Securities Exchange under the symbol “SHC.”  On January 29, 2013, we announced our intention to de-list from the official list of the ASX during the first half of the 2013 calendar year. On February 5, 2013, we received conditional approval from the ASX to delist from the official list of the ASX.  The delisting is expected to occur upon the close of trading on May 6, 2013.

CDIs

In order for our shares of common stock in the form of CDIs to trade electronically on the ASX, we participate in the electronic transfer system known as the Clearing House Electronic Subregister System (“CHESS”), operated by ASX Settlement Pty Limited (“ASX Settlement”). ASX Settlement provides settlement services for the ASX markets to assist participants and issuers to understand the operation of the rules and procedures governing settlement facilities. The ASX Settlement Operating Rules form part of the overall listing and market rules which we are required to comply with as an entity listed on the ASX.

CHESS is an electronic system which manages the settlement of transactions executed on the ASX and facilitates the paperless transfer of legal title to the ASX quoted securities. CHESS cannot be used directly for the transfer of securities of companies domiciled in certain jurisdictions outside of Australia, such as the United States. Accordingly, to enable our shares of common stock to be cleared and settled electronically through CHESS, we have issued and will continue to issue depositary interests called CDIs. No share certificates are issued in respect of shareholdings that are quoted on the ASX and settled on CHESS, nor is it a requirement for transfer forms to be executed in relation to transfers that occur on CHESS.

CDIs confer the beneficial ownership in the shares of common stock on the CDI holder, with the legal title to such shares held by CHESS Depositary Nominees Pty Ltd, a wholly-owned subsidiary of the ASX, to act as our Australian depositary and issue CDIs. Every 200 CDIs represents beneficial ownership of one share of our common stock.

A holder of CDIs who does not wish to have its trades settled in CDIs may request that such holder’s CDIs be converted into shares of common stock, in which case legal title to the shares of common stock will be transferred to the holder of CDIs and a book entry for the shares of common stock will be made on the records of our transfer agent. If thereafter such holder wishes to sell its investment on the ASX, it will be necessary for such holder to convert its shares of common stock back into CDIs.

On January 29, 2013, we announced our intention to de-list from the official list of the ASX during the first half of the 2013 calendar year. On February 5, 2013, we received conditional approval from the ASX to delist from the official list of the ASX.  The delisting is expected to occur upon the close of trading on May 6, 2013.

DESCRIPTION OF PREFERRED STOCK

We have authority to issue up to 40,000,000 shares of preferred stock, par value $0.0001 per share, none of which were outstanding as of March 14, 2013.

We may issue any class of preferred stock in any series. Our board of directors has the authority to establish and designate series, and to fix the number of shares included in each such series and to determine or alter for each such series, such voting powers, designation, preferences, and relative participating, optional, or other rights and such qualifications, limitations or restrictions thereof. Our board of directors is not restricted in repurchasing or redeeming such stock while there is any arrearage in the payment of dividends or sinking fund installments. Our board of directors is authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The number of authorized shares of preferred stock may be increased or decreased, but not below the number of shares thereof then outstanding, by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of preferred stock.

Prior to issuance of shares of any series of preferred stock, our board of directors is required by Delaware law to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any shares of preferred stock will, when issued, be fully paid and non-assessable.

For any series of preferred stock that we may issue, our board of directors will determine and the prospectus supplement relating to such series will describe:

·                  the title and stated value of the preferred stock;

·                  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

·                  the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

·                  whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

·                  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

·                  the procedures for auction and remarketing, if any, for the preferred stock;

·                  the provisions for a sinking fund, if any, for the preferred stock;

·                  the provision for redemption, if applicable, of the preferred stock;

·                  any listing of the preferred stock on any securities exchange;

·                  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

·                  voting rights, if any, of the preferred stock;

·                  whether interests in the preferred stock will be represented by depositary shares;

·                  a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

·                  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

·                  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs; and

·                  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation then in effect provided otherwise, the number of authorized shares of such class or change the powers, preferences or special rights of such class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

General Terms

We may issue warrants to purchase common stock, preferred stock or debt securities. Warrants may be issued independently or together with other securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

·                  the title and aggregate number of the warrants;

·                  the price or prices at which the warrants will be issued and the currency or currencies in which the price of the warrants may be payable;

·                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

·                  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant;

·                  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which those shares may be purchased upon such exercise;

·                  the date on which the right to exercise the warrants will commence and the date on which such right will expire (subject to any extension);

·                  whether the warrants will be issued in registered form or bearer form;

·                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

·                  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

·                  if applicable, the procedures for adjusting the exercise price and number of shares of common stock or preferred stock purchasable upon the exercise of each warrant upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

·                  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

·                  the terms of any rights to redeem or call the warrants;

·                  information with respect to book-entry procedures, if any;

·                  the terms of the securities issuable upon exercise of the warrants;

·                  if applicable, a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants; and

·                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such common stock or preferred stock at the exercise price or such principal amount of debt securities as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Governing Law

Any warrants and related warrant agreements will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.  We have filed forms of indentures to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

·                  the title;

·                  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

·                  any limit on the amount that may be issued;

·                  whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

·                  the maturity date;

·                  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

·                  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

·                  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

·                  the terms of the subordination of any series of subordinated debt;

·                  the place where payments will be payable;

·                  restrictions on transfer, sale or other assignment, if any;

·                  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

·                  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

·                  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

·                  whether the indenture will restrict our ability and/or the ability of our subsidiaries to: incur additional indebtedness; issue additional securities; create liens; pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries; redeem capital stock; place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets; make investments or other restricted payments; sell or otherwise dispose of assets; enter into sale-leaseback transactions; engage in transactions with stockholders and affiliates; issue or sell stock of our subsidiaries; or effect a consolidation or merger;

·                  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

·                  a discussion of any material U.S. federal income tax considerations applicable to the debt securities;

·                  information describing any book-entry features;

·                  provisions for a sinking fund purchase or other analogous fund, if any;

·                  the applicability of the provisions in the indenture on discharge;

·                  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

·                  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

·                  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

·                  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities, if applicable. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

·                  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

·                  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

·                  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

·                  if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

·                  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

·                  subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

·                  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

·                  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

·                  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

·                  to fix any ambiguity, defect or inconsistency in the indenture;

·                  to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

·                  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

·                  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

·                  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

·                  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

·                  to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

·                  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

·                  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

·                  extending the fixed maturity of the series of debt securities;

·                  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

·                  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

·                  register the transfer or exchange of debt securities of the series;

·                  replace stolen, lost or mutilated debt securities of the series;

·                  maintain paying agencies;

·                  hold monies for payment in trust;

·                  recover excess money held by the debenture trustee;

·                  compensate and indemnify the debenture trustee; and

·                  appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

·                  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

·                  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement or free writing prospectus. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

·                  how it handles securities payments and notices;

·                  whether it imposes fees or charges;

·                  how it would handle a request for the holders’ consent, if ever required;

·                  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

·                  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

·                  if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or a free writing prospectus, DTC will be the depositary for all global securities issued under this prospectus.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement or a free writing prospectus for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as a global security, an investor should be aware of the following:

·                  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

·                  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

·                  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

·                  An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

·                  The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

·                  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

·                  Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

·                  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

·                  if we notify any applicable trustee that we wish to terminate that global security; or

·                  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement or a free writing prospectus may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement or a free writing prospectus. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

·      at a fixed price or prices, which may be changed;

·      at market prices prevailing at the time of sale;

·      at prices related to such prevailing market prices;

·      at varying prices determined at the time of sale; or

·      at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

·      the name or names of the underwriters, dealers or agents participating in the offering, if any;

·      the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;

·      any over-allotment options under which underwriters may purchase additional securities from us;

·      any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

·      any public offering price;

·      any discounts or concessions allowed or reallowed or paid to dealers; and

·      any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock which is listed on the NASDAQ Capital Market. We have no current plans for listing of the preferred stock, warrants to purchase common stock, preferred stock or debt securities, or debt securities, on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, warrants to purchase common stock, preferred stock or debt securities, or debt securities, will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any agents and underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”) the maximum compensation to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Honigman Miller Schwartz and Cohn LLP.

EXPERTS

The consolidated financial statements of Sunshine Heart, Inc. appearing in Sunshine Heart, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We “incorporate by reference” certain documents that we have filed with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference our:

·                  Annual report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 12, 2013;

·                  Current reports on Form 8-K filed with the SEC on January 7, 2013, January 16, 2013, February 4, 2013, February 6, 2013 and March 13, 2013, respectively (other than the portions of these reports furnished but not filed pursuant to SEC rules and the exhibits filed on such form that relate to such portions);

·                  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012 from our definitive Proxy Statement for the Annual Meeting of Stockholders to be held on May 23, 2013, to be filed with the SEC within 120 days after the end of the fiscal year covered by the Annual Report on Form 10-K for the year ended December 31, 2012; and

·                  the description of our common stock in our Registration Statement on Form 10 filed with the SEC on September 30, 2011, including any amendment or report filed for the purpose of updating such description.

We incorporate by reference the documents listed above and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and prior to the termination of the offering of securities described in this prospectus; provided, however, that notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus.

These documents may also be accessed on our website at www.sunshineheart.com. Information contained in, or accessible through, our website is not a part of this prospectus.

You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

Sunshine Heart, Inc.

Attention: David Rosa, Chief Executive Officer

12988 Valley View Road

Eden Prairie, MN 55344

Tel: (952) 345-4200

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s web site at www.sec.gov.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.              Other Expenses of Issuance and Distribution.

SEC registration fee	$10,230
Listing fees		(1)
Blue sky qualification fees and expenses		(1)
Printing and engraving expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Transfer agent and registrar fees		(1)
Rating agency fees		(1)
Miscellaneous		(1)

Total		$(1)

(1)                                 These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

ITEM 15.              Indemnification of Directors and Officers.

Our certificate of incorporation and bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Sunshine Heart, Inc. or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, as amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, our certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

·                  from any breach of the director’s duty of loyalty to us or our stockholders;

·                  from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

·                  under Section 174 of the DGCL; and

·                  from any transaction from which the director derived an improper personal benefit.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacities as directors and officers.

The Company has entered into indemnification agreements with each of its directors and executive officers. Pursuant to the indemnification agreements, the Company agrees to hold harmless and indemnify its directors and executive officers to the fullest extent authorized or permitted by the provisions of the Company’s certificate of incorporation and bylaws and the DGCL, including for any amounts that such director or officer becomes obligated to pay because of any claim to which such director or officer is made or threatened to be made a party, witness or participant, by reason of such director’s or officer’s service as a director, officer, employee or other agent of the Company.

There are certain exceptions from the Company’s obligation to indemnify its directors and executive officers pursuant to the indemnification agreements, including for “short-swing” profit claims under Section 16(b) of the Securities Exchange Act of 1934, as amended, losses that are as a result of conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct, or that constituted a breach of the duty of loyalty to the Company or resulted in any improper personal profit or advantage, where payment is actually made to a director or officer under an insurance policy, indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement, for indemnification which is not lawful, or in connection with any proceeding initiated by such director or officer, or any proceeding against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL, or (iv) the proceeding is initiated to enforce a claim for indemnification pursuant to the indemnification agreement.

All agreements and obligations of the Company contained in the indemnification agreements shall continue during the period when the director or officer who is a party to an indemnification agreement is a director, officer, employee or other agent of the Company (or is or is serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as such director or officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative. In addition, the indemnification agreements provide for partial indemnification and advance of expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 16.              Exhibits.

The following exhibits are incorporated by reference herein or filed herewith, as indicated below.

Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith

1.1	Underwriting Agreement *

4.1	Certificate of Incorporation, as amended	10	001-35312	February 1, 2012	3.1

4.2	Amended and Restated Bylaws	10	001-35312	September 30, 2011	3.2

4.3	Specimen of Common Stock Certificate	10	001-35312	September 30, 2011	4.1

4.4	Form of Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock *

4.5	Form of Senior Debt Indenture					X

4.6	Form of Subordinated Debt Indenture					X

4.7	Form of Senior Note *

4.8	Form of Subordinated Note *

4.9	Form of Common Stock Warrant Agreement and Warrant Certificate					X

4.10	Form of Preferred Stock Warrant Agreement and Warrant Certificate					X

4.11	Form of Debt Securities Warrant Agreement and Warrant Certificate					X

Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP					X

12.1	Statement of Computation of Ratios *

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Honigman Miller Schwartz and Cohn LLP					Included in Exhibit 5.1

24.1	Power of Attorney					Included in the signature pages hereto

25.1	Statement of Eligibility of Trustee under Senior Debt Indenture *

25.2	Statement of Eligibility of Trustee under Subordinated Debt Indenture *

*                 If required, to be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

ITEM 17.              Undertakings.

The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     (A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(i)                                     (B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)                                 That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                 That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)                                 To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eden Prairie, State of Minnesota, on this 15th day of March, 2013.

SUNSHINE HEART, INC.

By:	/s/ DAVID ROSA
David Rosa
Chief Executive officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Rosa and Jeffrey Mathiesen, and each of them, with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his name and on his behalf in his capacity indicated below which they or either of them may deem necessary or advisable to enable Sunshine Heart, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID ROSA	President & Chief Executive Officer	March 15, 2013
David Rosa	(Principal Executive Officer) and Director

/s/ JEFFREY MATHIESEN	Chief Financial Officer	March 15, 2013
Jeffrey Mathiesen	(Principal Financial and Accounting Officer)

/S/ PAUL BUCKMAN	Director	March 15, 2013
Paul Buckman

/S/ GEOFFREY BROOKE	Director	March 15, 2013
Geoffrey Brooke

/S/ DONAL O’DWYER	Director	March 15, 2013
Donal O’Dwyer

/S/ GREGORY WALLER	Director	March 15, 2013
Gregory Waller

/S/ JOHN ERB	Director	March 15, 2013
John Erb

/s/ WARREN WATSON	Director	March 15, 2013
Warren Watson

/s/ JON SALVESON	Director	March 15, 2013
Jon Salveson